As filed with the Securities and Exchange Commission on January 8, 2009

Registration No. 333-127722

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

i2 TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	75-2294945
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

One i2 Place

11701 Luna Road

Dallas, TX 75234

469.357.1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Berry

Executive Vice President, Finance and Accounting, and Chief Financial Officer

11701 Luna Road

Dallas, TX 75234

469.357.1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

A. Michael Hainsfurther, Esq.

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 3800

Dallas, TX 75201

214.855.7567

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (SEC File Number 333-127722) filed on Form S-1 is being filed by i2 Technologies, Inc. (the “Registrant”) in order to remove from registration all of the shares of Registrant’s common stock, $0.00025 par value per share, registered under such registration statement that remained unsold as of the date hereof.

The registrant is currently ineligible to file a registration statement on Form S-3 and, accordingly, this post-effective amendment is being filed on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 7th day of January, 2009.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting, and Chief Financial Officer (Principal Financial and Accounting Officer)